UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2013, Orthofix International N.V. (the “Company”), Orthofix Holdings, Inc. (“Holdings”) and certain wholly owned subsidiaries of Holdings (together with the Company and Holdings, the “Credit Parties”), and certain required lender parties thereto, entered into a Limited Waiver (the “Limited Waiver”) pursuant to the Credit Agreement, dated as of August 30, 2010, as amended, among the Credit Parties and the Lenders (the “Credit Agreement”).

Under the Limited Waiver, the lenders under the Credit Agreement (the “Lenders”) have collectively waived requirements under the Credit Agreement that the Credit Parties deliver quarterly financial statements of the Company and its subsidiaries with respect to the fiscal quarters ending on June 30, 2013 and September 30, 2013, and related financial covenant certificates, until the earlier of (i) March 31, 2014 or (ii) the date that is one day after such financial statements are publicly filed or released. In addition, the Limited Waiver provides that the Company’s restatement of financial statements for any period ending on or before March 31, 2013 shall not constitute a default or event or default provided that within one business day after the public release or filing of such restated financial statements, Holdings delivers corrected financial statements and compliance certificates with respect to such restated periods and immediately pays any additional interest and other fees that would have been owed had applicable interest and fees originally been calculated based on the restated financial statements.

Between May 2013 and July 2013, the Company made payments of approximately $39.5 million to repurchase shares of its common stock pursuant to its previously disclosed repurchase program. The Limited Waiver provides that these payments shall not be treated as a reduction to EBITDA pursuant to the fixed charge coverage ratio compliance covenant under the Credit Agreement.

In addition, Holdings has agreed that the aggregate amount of borrowings under the Credit Agreement shall not exceed $50,000,000 until one business day following the time of delivery by the Credit Parties of quarterly financial statements of the Company and its subsidiaries with respect to the fiscal quarters ending on June 30, 2013 and September 30, 2013, and related financial covenant certificates, and demonstration by the Credit Parties that Holdings was otherwise in compliance with the terms of the Credit Agreement as of the end of each such fiscal quarter.

The foregoing description does not constitute a complete summary of the terms of the Limited Waiver and is qualified in its entirety by reference to the full text of the Limited Waiver, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2013, the Company received a notice from the NASDAQ Stock Market stating that the Company is no longer in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Under the NASDAQ Listing Rules, the Company has 60 calendar days, or until October 15, 2013, to submit to NASDAQ a plan to regain compliance with the Listing Rules. If the NASDAQ Stock Market staff accepts the plan, the NASDAQ staff can grant an exception of up to 180 calendar days, or until February 10, 2014, for the Company to regain compliance. The Company intends to submit to NASDAQ a plan to regain compliance by October 15, 2013.

Item 7.01	Regulation FD Disclosure.

On August 19, 2013, the Company issued a press release regarding the notice received from the NASDAQ Stock Market described above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

As previously disclosed, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company is conducting an independent review, with the assistance of outside professionals, of certain accounting matters. In connection with this review, the Company initiated contact with the staff of the Division of Enforcement of the Securities and Exchange Commission (the “SEC Enforcement Staff”) to advise them of these matters, as well as of the Audit Committee’s conclusion, after consultation with management and Company’s outside auditors, that certain previously filed financial statements should no longer be relied upon and will need to restated. The Audit Committee, through its counsel, has been in direct communication with the SEC Enforcement Staff regarding these matters, and both the Company and the Audit Committee are cooperating fully with the SEC Enforcement Staff’s review of these matters. The Company has received requests from the SEC Enforcement Staff for documents and other information concerning various accounting, internal controls and business practices. Such requests cover the periods previously disclosed, and in some instances, prior periods. It is anticipated that the Company may receive additional such requests in the future.

The Audit Committee is reviewing the forgoing matters and will continue to assess the scope of its review in light of information brought to its attention from the Company’s management and outside auditors, the SEC Enforcement Staff and other sources. The Company is unable to predict the timing or outcome of the Audit Committee’s or the SEC Enforcement Staff’s reviews of these matters or what impact, if any, the outcome of such reviews might have on the Company’s consolidated financial position, results of operations or cash flows.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Limited Waiver, entered into on August 14, 2013, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of its wholly owned subsidiaries, and certain lender parties thereto.

99.1	Press Release, dated August 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: August 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Limited Waiver, entered into on August 14, 2013, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of its wholly owned subsidiaries, and certain lender parties thereto.

99.1	Press Release, dated August 19, 2013